Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 2, 2013 relating to the financial statements, which appears in EDAP TMS S.A.'s Annual Report on Form 20-F for the year ended December 31, 2012.

Lyon, France, April 24, 2013

PricewaterhouseCoopers Audit

Represented by
/s/ Nicolas Brunetaud
Nicolas Brunetaud